UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934 (Amendment No. __)

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Definitive Information Statement

PRUDENTIAL INVESTMENT PORTFOLIOS 3
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IMPORTANT NOTICE REGARDING THE AVAILABILITY OF INFORMATION STATEMENT

The Information Statement is available at www.prudentialfunds.com/info

PRUDENTIAL INVESTMENT PORTFOLIOS 3

Gateway Center Three
100 Mulberry Street
Newark, New Jersey 07102

INFORMATION STATEMENT
November __, 2013

To the Shareholders:

On September 17-19, 2013, at a regular meeting of the Board of Trustees of Prudential Investment Portfolios 3 (PIP 3), the Trustees approved a new subadvisory agreement for the Prudential Real Assets Fund (the Fund), a series of PIP 3.

Prudential Investments LLC (PI or the Manager), the Fund’s investment manager, has entered into a new subadvisory agreement with CoreCommodity Management, LLC (Core) on behalf of the Fund. A new subadvisory agreement with Core was required because of a change in the ownership and control of Core, effective September 11, 2013, resulting in the automatic termination of the prior subadvisory agreement with Core. There is no change in the advisory fees paid by the Fund under the new subadvisory agreement, and the terms of the new subadvisory agreement are identical to those of the prior subadvisory agreement with Core. The fees and expenses paid by the Fund did not change under the new subadvisory agreement.

This information statement describes the circumstances surrounding the Trustees' approval of the new subadvisory agreement and provides you with an overview of its terms. PI will continue as your Fund's investment manager. This information statement does not require any action by you. It is provided to inform you about the change in ownership of Core and the execution of a new subadvisory agreement with Core.

By order of the Board,

Deborah A. Docs
Secretary

THIS IS NOT A PROXY STATEMENT.
WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF INFORMATION STATEMENT

The Information Statement is available at www.prudentialfunds.com/info

PRUDENTIAL INVESTMENT PORTFOLIOS 3

Gateway Center Three
100 Mulberry Street
Newark, New Jersey 07102

INFORMATION STATEMENT
November __, 2013

This information statement is being furnished in lieu of a proxy statement to shareholders investing in the Prudential Real Assets Fund (the Fund), a series of Prudential Investment Portfolios 3 (PIP 3), pursuant to the terms of an order (the Manager of Managers Order) issued by the Securities and Exchange Commission (SEC). The Manager of Managers Order permits Prudential Investments LLC (PI or the Manager), as the Fund’s investment manager, to hire new subadvisers that are not affiliated with the Manager and to make changes to certain existing subadvisory agreements with the approval of the Board of Trustees, without obtaining shareholder approval.1

PIP 3 is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the 1940 Act). PIP 3 is organized as a Delaware statutory trust.

The Trustees of PIP 3 are collectively referred to herein as the “Board,” “Board Members,” or “Trustees.” The principal executive offices of PIP 3 are located at 100 Mulberry Street, Newark, NJ 07102-4077. PI serves as the investment manager of the Fund.

The Manager has entered into a new subadvisory agreement with CoreCommodity Management, LLC (Core or the Subadviser) on behalf of the Fund, dated and effective September 17, 2013 (the New Subadvisory Agreement). This information statement relates to the approval by the Board of the New Subadvisory Agreement between the Manager and Core.

Core serves as a subadviser to the Fund and was a wholly-owned subsidiary of Jefferies Group LLC (Jefferies). Recently, Core and Jefferies entered into an agreement which allows Core to operate as an independent management firm. The ownership of Core was transferred from Jefferies to a new entity, CoreCommodity Capital LLC (CoreCommodity), which is controlled by CoreManagement, LLC (CoreManagement) (the Transaction). Jefferies retains a significant economic interest in Core through an economic interest in CoreCommodity and maintains its investments in Core’s trading strategies. In addition, Jefferies will provide transition services to Core, as needed, for up to 24 months. The transaction did not result in any changes to: (i) the portfolio management or compliance teams for the Fund; (ii) the investment strategies used by Core in managing the Fund; (iii) the policies and procedures of Core that are applicable to the Fund; or (iv) the day-to-day

In addition to Core, the following firms also serve as subadvisers to portions of the Fund’s assets:

Prudential Investment Management, Inc. (PIM)

Quantitative Management Associates LLC (QMA)

The subadvisory agreements with each of the above listed subadvisers with respect to the Fund were each last approved by the Trustees, including a majority of the Trustees who were not parties to the agreement and were not interested persons of those parties, as defined in the 1940 Act (the Independent Trustees), on June 5, 2013.

Core will pay for the costs associated with preparing and distributing this information statement. This information statement will be mailed on or about November 20, 2013 to shareholders investing in the Fund as of October 28, 2013.

1 See Notice of Application (Release No. IC – 22139)(Aug. 13, 1996) and Order (Release No. IC – 22215)(Sept. 11, 1996).

THIS IS NOT A PROXY STATEMENT.
WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

NEW SUBADVISORY AGREEMENT

Board Consideration of New Subadvisory Agreement

Approval of the New Subadvisory Agreement

As required by the 1940 Act, at an in-person meeting of the Board held on September 17-19, 2013 (the Meeting), the Board, including all of the Independent Trustees, considered and approved the proposed New Subadvisory Agreement between the Manager and Core with respect to the Fund, due to an anticipated “change of control” of Core. The Board met to consider the New Subadvisory Agreement because Jefferies had transferred ownership of Core to CoreCommodity, a new entity owned by CoreManagement and Jefferies. The Transaction would result in an assignment (within the meaning of the 1940 Act) and automatic termination of the Prior Subadvisory Agreement under the 1940 Act.

It was noted that the prior subadvisory agreement between the Manager and Core with respect to the Fund (the Prior Subadvisory Agreement) had been considered and approved by the Board, including all of the Independent Trustees, at an in-person meeting of the Board held on June 5, 2013. It was noted that the terms of the New Subadvisory Agreement were identical to the Prior Subadvisory Agreement.

In advance of the Meeting, the Board requested and received materials relating to the New Subadvisory Agreement, and had the opportunity to ask questions and request further information in connection with its considerations.  In approving the New Subadvisory Agreement, the Board, including the Independent Trustees advised by independent legal counsel, considered the factors it deemed relevant, including the nature, quality and extent of services to be provided to the Fund by Core; comparable performance information; the fees paid by the Manager to Core; the potential for economies of scale that may be shared with the Fund and its shareholders; and other benefits to Core.  In its deliberations, the Board did not identify any single factor which alone was responsible for the Board’s decision to approve the New Subadvisory Agreement with respect to the Fund.

The Board determined that the overall arrangements between the Manager and Core, which will serve as a subadviser to the Fund pursuant to the terms of the New Subadvisory Agreement, are in the best interests of the Fund and its shareholders in light of the services to be performed and the fees to be charged under the New Subadvisory Agreement and such other matters as the Board considered relevant in the exercise of its business judgment.

The material factors and conclusions that formed the basis for the Board reaching its determinations to approve the New Subadvisory Agreement are separately discussed below.

Nature, quality and extent of services

The Board noted that it had received and considered information regarding the nature, quality and extent of services to be provided to the Fund by Core in connection with its approval of the Prior Subadvisory Agreement. The Board also noted that the nature and extent of services to be provided to the Fund under the New Subadvisory Agreement were identical in all material respects to those provided by Core under the Prior Subadvisory Agreement.

With respect to the quality of services, the Board considered, among other things, the background and experience of Core’s portfolio management and compliance personnel, which would not change as a result of the Transaction.  In connection with the initial approval of the Prior Subadvisory Agreement for the Fund in August 2011, the Board had reviewed the qualifications, backgrounds and responsibilities of the portfolio managers who were responsible for the day-to-day management of a portion of the Fund, and the Board was provided with information pertaining to organizational structure, senior management, investment operations, compliance functions and other relevant information pertaining to Core. The Board noted that Core’s leadership team, including both investment and business personnel, had agreed to long-term employment agreements reinforcing their commitment to Core after the Transaction. The Board noted that it had received a favorable compliance report as to Core from the Fund’s Chief Compliance Officer in connection with the most recent renewal of the Prior Subadvisory Agreement.

The Board concluded that it was satisfied with the nature, extent and quality of the investment subadvisory services provided to the Fund by Core under the Prior Subadvisory Agreement. The Board concluded that there was a reasonable basis on which to conclude that the quality of investment subadvisory services to be provided by Core under the New Subadvisory Agreement should equal the quality of the services provided by Core under the Prior Subadvisory Agreement, and that the Fund would benefit from the subadvisory services to be provided by Core under the New Subadvisory Agreement.

Performance

In connection with its approval of the Prior Subadvisory Agreement, the Board received and considered information regarding the Fund’s performance, including the performance of the commodities asset class for which Core serves as subadviser, and concluded that it was satisfied with the performance record of Core in the Fund.

The Board noted that it reviews the performance of the Fund quarterly and that, in light of the performance of the portion of the Fund that is managed by Core since Core assumed subadvisory responsibilities in September 2011, [this is the date of the shareholder meeting approving the new subadvisory agreement with Core] it would be in the interests of the Fund and its shareholders to continue to retain Core as a subadviser to the Fund.

Investment Subadvisory Fee Rates

The Board noted that the subadvisory fee rates payable to Core in connection with the Fund would remain unchanged in the New Subadvisory Agreement. The Board considered the subadvisory fee rate of 0.45% of average daily net assets applicable only to the assets allocated to the commodities asset class of the Fund to be paid by the Manager to Core. The Board noted that it had reviewed the subadvisory fee rates paid to Core in connection with the most recent renewal of the Prior Subadvisory Agreement for the Fund and determined that such fee rates were reasonable.

Profitability

The Board noted that Core was not affiliated with the Manager, and concluded that the level of profitability of a subadviser not affiliated with the Manager may not be as significant as the Manager’s profitability given the arm’s length nature of the process by which the subadvisory fee rate was negotiated by the Manager and Core, as well as the fact that the Manager compensates Core out of its management fee.

Economies of Scale

The Board noted that potential economies of scale under the New Subadvisory Agreement would remain unchanged, as there were no proposed changes in fee rates or breakpoints.

In connection with its annual review of advisory agreements in June 2013, the Board had considered the potential for Core to experience economies of scale as the amount of assets of the Fund managed by Core increased in size. The Board noted that there was no proposed change in the fee rate under the New Subadvisory Agreement and that the Board would again review economies of scale at the next annual review of the advisory agreement. The Board concluded that in light of the Fund’s current size, performance and expense structure, the absence of breakpoints in the Fund’s fee schedule was acceptable.

Other Benefits to the Subadviser

The Board considered potential “fall out” or ancillary benefits that might be received by Core and its affiliates as a result of their relationship with the Fund. The Board concluded that the potential benefits to be derived by Core included its ability to use soft dollar credits, as well as the potential benefits consistent with those generally resulting from an increase in assets under management, specifically, potential access to additional research resources and benefits to its reputation. The Board concluded that the benefits derived by Core were consistent with the types of benefits generally derived by subadvisers to mutual funds.

***

After full consideration of these factors, the Board concluded that the approval of the New Subadvisory Agreement was in the best interests of the Fund and its shareholders.

The New Subadvisory Agreement is attached as Exhibit A.

Information about Core

Core provides professional asset management services to investors seeking exposure to commodities. As of August 31, 2013, Core manages in excess of $5 billion in assets (measured at notional value for managed accounts and net asset value for pooled vehicles) in its commodity strategies on behalf of a global investor base of institutional investors.

Core is an investment adviser registered with the Securities and Exchange Commission, a Commodity Trading Advisor (CTA) and Commodity Pool Operator (CPO) registered with the Commodity Futures Trading Commission and a member of the National Futures Association.

Core’s address is The Metro Center, One Station Place, Three South, Stamford, CT 06902. Additional information relating to the management of Core and other funds managed by Core is set forth in Exhibit B.

Terms of the Subadvisory Agreement

The terms of the New Subadvisory Agreement, including the fee rates payable to Core by the Manager, are identical to the terms of the Prior Subadvisory Agreement. Under the Prior Subadvisory Agreement and the New Subadvisory Agreement, Core is compensated by the Manager (and not the Fund) for the portion of assets it manages at the following annual rates:

Prior Subadvisory Fee	New Subadvisory Fee	Subadvisory Fees paid for the most recently completed fiscal year
0.45% of average daily net assets (Fee applies only to the assets allocated to the commodities asset class)	0.45% of average daily net assets (Fee applies only to the assets allocated to the commodities asset class)	$42,519

The New Subadvisory Agreement provides that, subject to the supervision of the Manager and the Board of Trustees, Core is responsible for managing the investment operations of a portion of the assets of the Fund and for making investment decisions and placing orders to purchase and sell securities for such portion of the Fund, all in accordance with the investment objective and policies of the Fund as reflected in its current prospectus and statement of additional information and as may be adopted from time to time by the Board of Trustees. In accordance with the requirements of the 1940 Act, Core will provide the Manager with all books and records required to be maintained by an investment adviser and will render to the Trustees such periodic and special reports as the Board of Trustees may reasonably request.

The New Subadvisory Agreement will remain in full force and effect for a period of two years from the date of its execution and will continue thereafter as long as its continuance is specifically approved at least annually by vote of a majority of the outstanding voting securities (as that term is defined in the 1940 Act) of the Fund, or by the Board of Trustees, including the approval by a majority of the Independent Trustees, at a meeting called for the purpose of voting on such approval; provided, however, that (1) the New Subadvisory Agreement may be terminated at any time without the payment of any penalty, either by vote of the Board of Trustees or by vote of a majority of the outstanding voting securities of the Fund, (2) the New Subadvisory Agreement will terminate immediately in the event of its assignment (within the meaning of the 1940 Act) or upon the termination of the Fund's management agreement with the Manager, and (3) the New Subadvisory Agreement may be terminated at any time by Core or the Manager on not more than 60 days’ nor less than 30 days’ written notice to the other party to the New Subadvisory Agreement.

The Subadvisory Agreement provides that, in the absence of willful misfeasance, bad faith, or gross negligence in the performance of its duties, or reckless disregard of its obligations and duties thereunder, Core will not be liable for any act or omission in connection with its activities as subadviser to the Fund.

Information about Other Subadvisers and Subadvisory Agreements

Core co-subadvises the Fund along with other subadvisers. The subadvisory agreements with the other subadvisers provide for compensation as shown in the table below:

Subadviser	Fee Rate	Aggregate Fees Paid for Fiscal Year
PIM	0.08% of average daily net assets (Fee applies only to the assets allocated to the Treasury Inflation-Protected Securities asset class)	$20,825
QMA (as asset allocator)	0.175% of average daily net assets of the entire Fund	$122,330
QMA	0.15% of average daily net assets (Fee applies only to the assets allocated to the gold/defensive asset class)	$11,089

MANAGEMENT OF THE FUND

The Manager

PI, Gateway Center Three, 100 Mulberry Street, Newark, New Jersey 07102 serves as investment manager of PIP 3 under a Management Agreement dated December 20, 2010. PI is a wholly owned subsidiary of PIFM Holdco, LLC, 100 Mulberry Street, Newark, New Jersey 07102-4077, which is a wholly-owned subsidiary of Prudential Asset Management Holding Company, 751 Broad Street, Newark, New Jersey 07102-4077, which is a wholly-owned subsidiary of Prudential Financial, Inc. (“Prudential”), a major, diversified insurance and financial services company. Prudential’s address is 751 Broad Street, Newark, New Jersey 07102-4077. PI is organized in New York as a limited liability company. As of September 30, 2013, PI served as the investment manager to all of the Prudential U.S. and offshore registered investment companies, and as the administrator to closed-end investment companies, and those companies had aggregate assets of approximately $226.7 billion.

The Management Agreement was last approved by the Trustees, including a majority of the Trustees who were not parties to the contract and were not interested persons of those parties (as defined by the 1940 Act) on June 5, 2013.

Terms of the Management Agreement

Pursuant to the Management Agreement with PIP 3, PI, subject to the supervision of the Fund’s Board and in conformity with the stated policies of the Fund, manages both the investment operations of the Fund and the composition of the Fund's portfolio, including the purchase, retention, disposition and loan of securities and other assets. In connection therewith, PI is obligated to keep certain books and records of the Fund. PI is authorized to enter into subadvisory agreements for investment advisory services in connection with the management of the Fund. PI will continue to have responsibility for all investment advisory services performed pursuant to any such subadvisory agreements. PI will review the performance of the investment subadvisers and make recommendations to the Board with respect to the retention of investment subadvisers and the renewal of contracts. PI also administers the Fund's corporate affairs and, in connection therewith, furnishes the Fund with office facilities, together with those ordinary clerical and bookkeeping services which are not being furnished by the Fund's custodian (the "Custodian") and Prudential Mutual Funds Services LLC (PMFS) as the transfer and dividend disbursing agent and BNY Mellon Asset Servicing (U.S.) Inc.) (BNYAS) as the sub-transfer agent for the Fund.

The management services of PI to the Fund are not exclusive under the terms of the Management Agreement and PI is free to, and does, render management services to others.

In connection with its management of the corporate affairs of the Fund, PI bears the following expenses:

■	the salaries and expenses of all of its and the Fund’s personnel except the fees and expenses of Independent Trustees;
■	all expenses incurred by the Manager or the Fund in connection with managing the ordinary course of the Fund’s business, other than those assumed by the Fund as described below; and
■	the fees, costs and expenses payable to any investment subadviser pursuant to a subadvisory agreement between PI and such investment subadviser.

Under the terms of the Management Agreement, the Fund is responsible for the payment of the following expenses:

■	the fees and expenses incurred by the Fund in connection with the management of the investment and reinvestment of the Fund’s assets payable to the Manager;
■	the fees and expenses of Independent Trustees;
■	the fees and certain expenses of the custodian, the transfer and dividend disbursing agent, and the sub-transfer agent, including the cost of providing records to the Manager in connection with its obligation of maintaining required records of the Fund and of pricing the Fund’s shares;
■	the charges and expenses of the Fund’s legal counsel and independent auditors and of legal counsel to the Independent Trustees;
■	brokerage commissions and any issue or transfer taxes chargeable to the Fund in connection with its securities (and futures, if applicable) transactions;
■	all taxes and corporate fees payable by the Fund to governmental agencies;
■	the fees of any trade associations of which the Fund may be a member;
■	the cost of share certificates representing, and/or non-negotiable share deposit receipts evidencing, shares of the Fund;
■	the cost of fidelity, directors and officers and errors and omissions insurance;
■	the fees and expenses involved in registering and maintaining registration of the Fund and of its shares with the SEC and paying notice filing fees under state securities laws, including the preparation and printing of the Fund’s registration statements and prospectuses for such purposes;
■	allocable communications expenses with respect to investor services and all expenses of shareholders' and Trustees' meetings;
■	costs of preparing, printing and mailing reports and notices to shareholders; and

■	litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund’s business and distribution and service (12b-1) fees.

The Management Agreement provides that PI will not be liable for any error of judgment by PI or for any loss suffered by the Fund in connection with the matters to which the Management Agreement relates, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services (in which case any award of damages shall be limited to the period and the amount set forth in Section 36(b)(3) of the 1940 Act) or loss resulting from willful misfeasance, bad faith or gross negligence or reckless disregard of duties. The Management Agreement provides that it will terminate automatically if assigned (as defined in the 1940 Act), and that it may be terminated without penalty by either PI or the Fund by the Board or vote of a majority of the outstanding voting securities of the Fund (as defined in the 1940 Act); upon not more than 60 days nor less than 30 days written notice. The Management Agreement will continue in effect for a period of more than two years from the date of execution only so long as such continuance is specifically approved at least annually in accordance with the requirements of the 1940 Act.

Fees payable under the Management Agreement are computed daily and paid monthly. PI may from time to time waive all or a portion of its management fee and subsidize all or a portion of the operating expenses of the Fund. Fee waivers and subsidies will increase the Fund’s total return. These voluntary waivers may be terminated at any time without notice.

The table below sets forth the applicable fee rate and the management fees received by PI from the Fund for the most recently completed fiscal year:

Management fee, as a percentage of average daily net assets (paid monthly)	Amount(a)
0.60% of average net assets	$510,274

(a) Includes management fees of .60% of the average daily net assets of the Fund’s wholly-owned Cayman Subsidiary.

Directors and Officers of PI

The principal occupations of PI’s directors and principal executive officers are set forth below. The address of each person is Gateway Center Three, 100 Mulberry Street, Newark, New Jersey 07102-4077.

Name	Position with PI	Principal Occupations
Scott E. Benjamin	Executive Vice President	Executive Vice President (since June 2009) of Prudential Investments LLC and Prudential Investment Management Services LLC; Executive Vice President (since September 2009) of AST Investment Services, Inc.; Senior Vice President of Product Development and Marketing, Prudential Investments (since February 2006); Vice President of Product Development and Product Management, Prudential Investments (2003-2006).
Kurt J. Byerly	Chief Financial Officer, Controller, Executive Vice President and Treasurer	Chief Financial Officer, Controller, Executive Vice President and Treasurer (since March 2008) of Prudential Investments LLC; Treasurer and Vice President (since December 2011) of Prudential Investments Wealth Management Solutions of Canada Ltd.; Assistant Treasurer and Vice President (since January 2010) of Prudential Investment Management Services LLC; Chief Financial Officer, Controller, and Treasurer (since March 2008) of Prudential Mutual Fund Services LLC; Controller and Executive Vice President (since March 2008) of PIFM Holdco, LLC. Formerly, Director — Finance for Prudential Investments (2006-2008).

Christopher S. Cooper	Executive Vice President	Executive Vice President (since September 2008) of Prudential Investments LLC; President and Chief Executive Officer of Prudential International Investments Cayman (since December 2009); Chief Executive Officer of Prudential Mexico, LLC (since December 2008); Chairman, President and Chief Executive Officer (since October 2008) of Prudential International Investments, LLC; President and Chief Executive Officer (since October 2008) of Prudential International Investments, Corporation; Chairman (since October 2008) of Prudential International Investments Advisers, LLC; Vice President of Prudential Investment Management, Inc. (since September 2008); President of PGLH of Delaware, Inc. (since October 2007); Managing Director of Prudential International Investments Seoul (2007-2008); President and Chief Executive Officer of Prudential Investment & Securities Co., Ltd (2004-2007).
Theodore J. Lockwood	Executive Vice President	Executive Vice President (since August 2006) of Prudential Investments LLC; Vice President of Quantitative Management Associates (Since July 2004). Vice President of Prudential Investment Management, Inc. (since July 2004); Vice President of Prudential Trust Company (since May 2003).
Kevin B. Osborn	Executive Vice President	Executive Vice President (since October 2002) of Prudential Investments, LLC; Executive Vice President (since December 2011) of Prudential Wealth Management Solutions of Canada Ltd; Executive Vice President and Manager of PIFM Holdco, LLC (since April 2006); Vice President (since June 1999) of Prudential Investment Management Services LLC
Raymond A. O’Hara	Chief Legal Officer, Vice President and Secretary	Vice President and Corporate Counsel (since July 2010) of Prudential Insurance Company of America (Prudential); Vice President (March 2011-Present) of Pruco Life Insurance Company and Pruco Life Insurance Company of New Jersey; Vice President and Corporate Counsel (March 2011-Present) of Prudential Annuities Life Assurance Corporation; formerly Vice President and Corporate Counsel (September 2008-July 2010) of The Hartford Financial Services Group, Inc.; formerly Associate (September 1980-December 1987) and Partner (January 1988–August 2008) of Blazzard & Hasenauer, P.C. (formerly, Blazzard, Grodd & Hasenauer, P.C.).
Stuart S. Parker	Chief Executive Officer, Chief Operation Officer, Officer-in-Charge, President	President of Prudential Investments LLC (since January 2012); Senior Vice President (since October 2007); Executive Vice President of Jennison Associates LLC and Head of Retail Distribution of Prudential Investments LLC (June 2005 - December 2011).
Bruce Karpati	Chief Compliance Officer and Vice President	Chief Compliance Officer of the Prudential Investments Funds, Target Funds, Advanced Series Trust, the Prudential Series Fund and Prudential's Gibraltar Fund, Inc. (May 2013 - Present); formerly National Chief (May 2012 - May 2013) and Co-Chief (January 2010 - May 2012) of the Asset Management Unit, Division of Enforcement, of the U.S. Securities & Exchange Commission; Assistant Regional Director (January 2005 - January 2010) of the U.S. Securities & Exchange Commission.

Set forth below is a list of the Officers of the Fund who are also officers or directors of PI.

Name	Position with Fund	Position with PI
Scott E. Benjamin	Vice President	Executive Vice President
Claudia DiGiacomo	Assistant Secretary	Assistant Secretary and Vice President
Deborah A. Docs	Secretary	Assistant Secretary and Vice President
Raymond A. O’Hara	Chief Legal Officer	Chief Legal Officer, Vice President and Secretary
Andrew R. French	Assistant Secretary	Assistant Secretary and Vice President
Stuart S. Parker	President	President
Jonathan D. Shain	Assistant Secretary	Assistant Secretary and Vice President
Grace C. Torres	Treasurer & Principal Financial and Accounting Officer	Assistant Treasurer and Vice President

Custodian

The Bank of New York Mellon, One Wall Street, New York, New York 10286, serves as Custodian for the Fund’s securities and cash, and in that capacity, maintains certain financial accounting books and records pursuant to an agreement with PIP 3. Sub-custodians provide custodial services for any foreign assets held outside the United States.

Transfer Agent and Shareholder Servicing Agent

PMFS, Gateway Center Three, 100 Mulberry Street, Newark, New Jersey 07102, serves as the transfer and dividend disbursing agent of the Fund. PMFS is an affiliate of PI. PMFS provides customary transfer agency services to the Fund, including the handling of shareholder communications, the processing of shareholder transactions, the maintenance of shareholder account records, the payment of dividends and distributions and related functions. For these services, PMFS receives compensation and is reimbursed for its sub-transfer agent expenses which include an annual fee and certain out-of-pocket expenses including, but not limited to, postage, stationery, printing, allocable communication expenses and other costs.

The Board has appointed BNY Mellon Asset Servicing (U.S.) Inc. (“BNYAS”) as sub-transfer agent to the Fund. PMFS has contracted with BNYAS, 301 Bellevue Parkway, Wilmington, Delaware 19809, to provide certain administrative functions to PMFS. PMFS will compensate BNYAS for such services.

For the most recently completed fiscal year, the Fund incurred $5,500 in fees for services provided by PMFS.

Brokerage

The Fund did not pay any commissions to affiliated broker dealers for the most recently completed fiscal year.

Annual and Semi-Annual Reports

The Fund’s annual and semi-annual reports are sent to shareholders. Only one report is delivered to multiple shareholders sharing an address unless the Fund receives contrary instructions from one or more of the shareholders. A copy of the Fund’s most recent annual and semi-annual reports may be obtained without charge by writing the Fund at Prudential Mutual Funds Services LLC, P.O. Box 9658, Providence, RI 02940 or by calling (800) 225-1852 (toll free).

Shareholder Proposals

PIP 3, as a Delaware statutory trust, is not required to hold annual meetings of shareholders, and the Trustees do not intend to hold such meetings unless shareholder action is required in accordance with the 1940 Act or PIP 3’s Declaration of Trust. A shareholder proposal intended to be presented at any meeting of shareholders of the Fund must be received by PIP 3 at a reasonable time before the Trustees' solicitation relating thereto is made in order to be included in the Fund's proxy statement and form of proxy relating to that meeting and presented at the meeting. The mere submission of a proposal by a shareholder does not guarantee that the proposal will be included in the proxy statement because certain rules under the federal securities laws must be complied with before inclusion of the proposal is required.

Shareholder Information

Information on the share ownership of the Fund is set forth in Exhibit C to this Information Statement.

Deborah A. Docs
Secretary

Dated: November __, 2013

PRUDENTIAL INVESTMENT PORTFOLIOS 3

Prudential Real Assets Fund

SUBADVISORY AGREEMENT

Agreement made as of this 17th day of September, 2013 between Prudential Investments LLC (PI or the Manager), a New York limited liability company, and CoreCommodity Management, LLC (CoreCommodity or the Subadviser), a Delaware limited liability company.

WHEREAS, the Manager has entered into a Management Agreement (the Management Agreement) dated December 1, 2010, with Prudential Investment Portfolios 3, a Delaware business trust (the Trust) and a diversified, open-end management investment company registered under the Investment Company Act of 1940, as amended (the 1940 Act), pursuant to which PI act as manager of the Prudential Real Assets Fund (the Fund), a non-diversified series of the Trust; and

WHEREAS, the Manager, acting pursuant to the Management Agreement, desire to retain the Subadviser to provide investment advisory services to the Fund and to manage such portion of the Fund as the Manager shall from time to time direct, and the Subadviser is willing to render such investment advisory services; and

NOW, THEREFORE, the Parties agree as follows:

1. (a) Subject to the supervision of the Manager and the Board of Trustees of the Trust, the Subadviser shall manage such portion of the Fund’s portfolio as delegated to the Subadviser by the Manager, including the purchase, retention and disposition thereof, in accordance with the Fund’s investment objectives, policies and restrictions as stated in its then current prospectus and statement of additional information (such Prospectus and Statement of Additional Information as currently in effect and as amended or supplemented from time to time, being herein called the Prospectus), and subject to the following understandings:

(i) The Subadviser shall provide supervision of such portion of the Fund's investments as the Manager shall direct, and shall determine from time to time what investments and securities will be purchased, retained, sold or loaned by the Fund, and what portion of the assets will be invested or held uninvested as cash.

(ii) In the performance of its duties and obligations under this Agreement, the Subadviser shall act in conformity with the copies of the Agreement and Declaration of Trust of the Trust, as amended, the By-laws of the Trust, the Prospectus of the Fund, and the Trust’s valuation procedures and any other procedures adopted by the Board applicable to the Fund (and any amendments thereto) as provided to it by the Manager (the Trust Documents) and with the instructions and directions of the Manager and of the Board of Trustees of the Trust, co-operate with the Manager's (or their designees') personnel responsible for monitoring the Trust’s compliance and will conform to, and comply with, the requirements of the 1940 Act, the Internal Revenue Code of 1986, as amended, and all other applicable federal and state laws and regulations. In connection therewith, the Subadviser shall, among other things, prepare and file such reports as are, or may in the future be, required by the Securities and Exchange Commission (the Commission). The Manager shall provide Subadviser timely with copies of any updated Trust Documents.

(iii) The Subadviser shall determine the securities and futures contracts to be purchased or sold by such portion of the Fund’s portfolio, as applicable, and may place orders with or through such persons, brokers, dealers or futures commission merchants (including but not limited to any broker, dealer or futures commission merchants affiliated with the Manager or Subadviser) to carry out the policy with respect to brokerage as set forth in the Fund's Prospectus or as the Board of Trustees may direct in writing from time to time. In providing the Fund with investment supervision, it is recognized that the Subadviser will give primary consideration to securing the most favorable price and efficient execution. Within the framework of this policy, the Subadviser may consider the financial responsibility, research and investment information and other services provided by brokers, dealers or futures commission merchants who may effect or be a party to any such transaction or other transactions to which the Subadviser’s other clients may be a party. The Manager (or Subadviser) to the Fund each shall have discretion to effect investment transactions for the Fund through broker-dealers (including, to the extent legally permissible, broker-dealers affiliated with the Subadviser(s)) qualified to obtain best execution of such transactions who provide brokerage and/or research services, as such services are defined in Section 28(e) of the Securities Exchange Act of 1934, as amended (the 1934 Act), and to cause the Fund to pay any such broker-dealers an amount of commission for effecting a portfolio transaction in excess of the amount of commission another broker-dealer would have charged for effecting that transaction, if the brokerage or research services provided by such broker-dealer, viewed in light of either that particular investment transaction or the overall responsibilities of the Manager (or the Subadviser) with respect to the Fund and other accounts as to which they or it may exercise investment discretion (as such term is defined in Section 3(a)(35) of the 1934 Act), are reasonable in relation to the amount of commission. Pursuant to the rules promulgated under Section 326 of the USA Patriot Act, broker-dealers are required to obtain, verify and record information that identifies each person who opens an account with them. In accordance therewith, broker-dealers whom the Subadviser selects to execute transactions in the Fund’s account may seek identifying information about the Trust and/or the Fund.

On occasions when the Subadviser deems the purchase or sale of a security or futures contract to be in the best interest of the Fund as well as other clients of the Subadviser, the Subadviser, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities or futures contracts to be sold or purchased. In such event, allocation of the securities or futures contracts so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Subadviser in the manner the Subadviser considers to be the most equitable and consistent with its fiduciary obligations to the Trust and to such other clients.

(iv) The Subadviser shall maintain all books and records with respect to the Fund’s portfolio transactions effected by it as required by Rule 31a-1 under the 1940 Act, and shall render to the Board of Trustees such periodic and special reports as the Trustees may reasonably request. The Subadviser shall make reasonably available its employees and officers for consultation with any of the Trustees or officers or employees of the Fund with respect to any matter discussed herein, including, without limitation, the valuation of the Fund’s securities.

(v) The Subadviser or an affiliate shall provide the Fund's custodian (the Custodian) on each business day with information relating to all transactions concerning the portion of the Fund’s assets it manages, and shall provide the Manager with such information upon request of the Manager.

(vi) The investment management services provided by the Subadviser hereunder are not to be deemed exclusive, and the Subadviser shall be free to render similar services to others. Conversely, the Subadviser and Manager understand and agree that if the Manager manage the Fund in a “manager-of-managers” style, the Manager will, among other things, (i) continually evaluate the performance of the Subadviser through quantitative and qualitative analysis and consultations with the Subadviser, (ii) periodically make recommendations to the Trust’s Board as to whether the contract with one or more subadvisers should be renewed, modified, or terminated, and (iii) periodically report to the Trust’s Board regarding the results of its evaluation and monitoring functions. The Subadviser recognizes that its services may be terminated or modified pursuant to this process.

(vii) The Subadviser acknowledges that the Manager and the Trust intend to rely on Rule 17a-10, Rule 10f-3, Rule 12d3-1 and Rule 17e-1 under the 1940 Act, and the Subadviser hereby agrees that it shall not consult with any other subadviser to the Trust with respect to transactions in securities for the Fund’s portfolio or any other transactions of Fund assets.

(b) The Subadviser shall authorize and permit any of its directors, officers and employees who may be elected as Trustees or officers of the Trust to serve in the capacities in which they are elected. Services to be furnished by the Subadviser under this Agreement may be furnished through the medium of any of such directors, officers or employees.

(c) The Subadviser shall keep the Fund’s books and records required to be maintained by the Subadviser pursuant to paragraph 1(a) hereof and shall timely furnish to the Manager all information relating to the Subadviser’s services hereunder needed by the Manager to keep the other books and records of the Fund required by Rule 31a-1 under the 1940 Act or any successor regulation. The Subadviser agrees that all records which it maintains for the Fund are the property of the Fund, and the Subadviser will surrender promptly to the Fund any of such records upon the Fund’s request, provided, however, that the Subadviser may retain a copy of such records. The Subadviser further agrees to preserve for the periods prescribed by Rule 31a-2 of the Commission under the 1940 Act or any successor regulation any such records as are required to be maintained by it pursuant to paragraph 1(a) hereof.

(d) In connection with its duties under this Agreement, the Subadviser agrees to maintain adequate compliance procedures to ensure its compliance with the 1940 Act, the Investment Advisers Act of 1940, as amended, and other applicable state and federal regulations.

(e) The Subadviser shall maintain a written code of ethics (the Code of Ethics) that it reasonably believes complies with the requirements of Rule 17j-1 under the 1940 Act and Rule 204A-1 under the Advisers Act, a copy of which shall be provided to the Manager and the Fund, and shall institute procedures reasonably necessary to prevent any Access Person (as defined in Rule 17j-1 under the 1940 Act and Rule 204A-1 under the Advisers Act) from violating its Code of Ethics. The Subadviser shall follow such Code of Ethics in performing its services under this Agreement. Further, the Subadviser represents that it maintains adequate compliance procedures to ensure its compliance with the 1940 Act, the Advisers Act, and other applicable federal and state laws and regulations. In particular, the Subadviser represents that it has policies and procedures regarding the detection and prevention of the misuse of material, nonpublic information by the Subadviser and its employees as required by the Insider Trading and Securities Fraud Enforcement Act of 1988, a copy of which it shall provide to the Manager and the Fund upon reasonable request. The Subadviser shall assure that its employees comply in all material respects with the provisions of Section 16 of the 1934 Act, and to cooperate reasonably with the Manager for purposes of filing any required reports with the Securities and Exchange Commission (the Commission) or such other regulator having appropriate jurisdiction.

(f) The Subadviser shall furnish to the Manager copies of all records prepared in connection with (i) the performance of this Agreement and (ii) the maintenance of compliance procedures pursuant to paragraph 1(d) hereof as the Manager may reasonably request.

(g) The Subadviser shall be responsible for the voting of all shareholder proxies with respect to the investments and securities held in the Fund’s portfolio, subject to such reasonable reporting and other requirements as shall be established by the Manager.

(h) The Subadviser acknowledges that it is responsible for evaluating whether market quotations are readily available for the Fund’s portfolio securities, evaluating whether those market quotations are reliable for purposes of valuing the Fund’s portfolio securities, evaluating whether those market quotations are reliable for determining the Fund’s net asset value per share and promptly notifying the Manager upon the occurrence of any significant event with respect to any of the Fund’s portfolio securities in accordance with the requirements of the 1940 Act and any related written guidance from the Commission and the Commission staff. Upon reasonable request from the Manager, the Subadviser (through a qualified person) will assist the valuation committee of the Trust or the Manager in valuing securities of the Fund as may be required from time to time, including making available information of which the Subadviser has knowledge related to the securities being valued.

(i) The Subadviser shall provide the Manager with any information reasonably requested regarding its management of the Fund’s portfolio required for any shareholder report, amended registration statement, or prospectus supplement to be filed by the Trust with the Commission. The Subadviser shall provide the Manager with any reasonable certification, documentation or other information reasonably requested or required by the Manager for purposes of the certifications of shareholder reports by the Trust’s principal financial officer and principal executive officer pursuant to the Sarbanes Oxley Act of 2002 or other law or regulation. The Subadviser shall promptly inform the Fund and the Manager if the Subadviser becomes aware of any information in the Prospectus thatis (or will become) materially inaccurate or incomplete.

(j) The Subadviser shall comply with the Trust Documents provided to the Subadviser by the Manager or the Fund. The Subadviser shall notify the Manager as soon as reasonably practicable upon detection of any material breach of such Trust Documents.

(k) The Subadviser shall keep the Fund and the Manager informed of developments relating to its duties as Subadviser of which the Subadviser has, or should have, knowledge that would materially affect the Fund. In this regard, the Subadviser shall provide the Trust, the Manager, and their respective officers with such periodic reports concerning the obligations the Subadviser has assumed under this Agreement as the Fund and the Manager may from time to time reasonably request. Additionally, prior to each Board meeting, the Subadviser shall provide the Manager and the Board with reports regarding the Subadviser’s management of the Fund’s portfolio during the most recently completed quarter, in such form as may be mutually agreed upon by the Subadviser and the Manager. The Subadviser shall certify quarterly to the Fund and the Manager that it and its “Advisory Persons” (as defined in Rule 17j-under the 1940 Act) have complied materially with the requirements of Rule 17j-1 under the 1940 Act during the previous quarter or, if not, explain what the Subadviser has done to seek to ensure such compliance in the future. Annually, the Subadviser shall furnish a written report, which complies with the requirements of Rule 17j-1 and Rule 38a-1 under the 1940 Act, concerning the Subadviser’s Code of Ethics and compliance program, respectively, to the Fund and the Manager. Upon written request of the Fund or the Manager with respect to material violations of the Code of Ethics directly affecting the Fund, the Subadviser shall permit representatives of the Fund or the Manager to examine reports (or summaries of the reports) required to be made by Rule 17j-1(d)(1) relating to enforcement of the Code of Ethics.

2. The Manager shall continue to have responsibility for all services to be provided to the Fund pursuant to the Management Agreement and, as more particularly discussed above, shall oversee and review the Subadviser’s performance of its duties under this Agreement. The Manager shall provide (or cause the Custodian to provide) timely information to the Subadviser regarding such matters as the composition of assets in the portion of the Fund managed by the Subadviser, cash requirements and cash available for investment in such portion of the Fund, and all other information as may be reasonably necessary for the Subadviser to perform its duties hereunder (including any excerpts of minutes of meetings of the Board of Trustees of the Trust that affect the duties of the Subadviser).

3. For the services provided pursuant to this Agreement, the Manager shall pay the Subadviser as full compensation therefor, a fee equal to the percentage of the Fund’s average daily net assets of the portion of the Fund managed by the Subadviser as described in the attached Schedule A. Liability for payment of compensation by the Manager to the Subadviser under this Agreement is contingent upon the Manager’ receipt of payment from the Trust for management services described under the Management Agreement between the Trust and the Manager. Expense caps or fee waivers for the Fund that may be agreed to by the Manager, but not agreed to by the Subadviser, shall not cause a reduction in the amount of the payment to the Subadviser by the Manager.

4. The Subadviser shall not be liable for any error of judgment or for any loss suffered by the Fund or the Manager in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on the Subadviser’s part in the performance of its duties or from its reckless disregard of its obligations and duties under this Agreement, provided, however, that nothing in this Agreement shall be deemed to waive any rights the Manager or the Fund may have against the Subadviser under federal or state securities laws. The Manager shall indemnify the Subadviser, its affiliated persons, its officers, directors and employees, for any liability and expenses, including attorneys’ fees, which may be sustained as a result of the Manager' willful misfeasance, bad faith, gross negligence, reckless disregard of its duties hereunder or violation of applicable law, including, without limitation, the 1940 Act and federal and state securities laws. The Subadviser shall indemnify the Manager, their affiliated persons, their officers, directors and employees, for any liability and expenses, including attorneys’ fees, which may be sustained as a result of the Subadviser’s willful misfeasance, bad faith, gross negligence, or reckless disregard of its duties hereunder or violation of applicable law, including, without limitation, the 1940 Act and federal and state securities laws.

5. This Agreement shall continue in effect for a period of more than two years from the date hereof only so long as such continuance is specifically approved at least annually in conformity with the requirements of the 1940 Act; provided, however, that this Agreement may be terminated by the Fund at any time, without the payment of any penalty, by the Board or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund, or by the Manager or the Subadviser at any time, without the payment of any penalty, on not more than 60 days’ nor less than 30 days’ written notice to the other party. This Agreement shall terminate automatically in the event of its assignment (as defined in the 1940 Act) or upon the termination of the Management Agreement. The Subadviser agrees that it will promptly notify the Fund and the Manager of the occurrence of any event that would result in the assignment (as defined in the 1940 Act) of this Agreement, including, but not limited to, a change of control (as defined in the 1940 Act) of the Subadviser.

Any notice or other communication required to be given pursuant to this Agreement shall be deemed duly given if delivered or mailed by registered mail, postage prepaid, (1) to the Manager at Gateway Center Three, 100 Mulberry Street, 4th Floor, Newark, NJ 07102-4077, Attention: Secretary; (2) to the Fund at Gateway Center Three, 100 Mulberry Street, 4th Floor, Newark, NJ 07102-4077, Attention: Secretary; or (3) to the Subadviser at One Station Place, Three South, Stamford, CT 06902, Attention: General Counsel.

6. Nothing in this Agreement shall limit or restrict the right of any of the Subadviser’s directors, officers or employees who may also be a Trustee, officer or employee of the Fund to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any business, whether of a similar or a dissimilar nature, nor limit or restrict the Subadviser’s right to engage in any other business or to render services of any kind to any other corporation, firm, individual or association.

7. During the term of this Agreement, the Manager agree to furnish the Subadviser at its principal office all prospectuses, proxy statements, reports to shareholders, sales literature or other material prepared for distribution to shareholders of the Fund or the public, which refer to the Subadviser in any way, prior to use thereof and not to use material if the Subadviser reasonably objects in writing five business days (or such other time as may be mutually agreed) after receipt thereof. Sales literature may be furnished to the Subadviser hereunder by first-class or overnight mail, facsimile transmission equipment or hand delivery.

8. This Agreement may be amended by mutual consent, but the consent of the Fund must be obtained in conformity with the requirements of the 1940 Act.

9. This Agreement shall be governed by the laws of the State of New York without reference to its conflicts of law provisions.

10. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act, shall be resolved by reference to such term or provision of the 1940 Act and to interpretations thereof, if any, by the United States courts or, in the absence of any controlling decision of any such court, by rules, regulations or orders of the Commission issued pursuant to the 1940 Act. In addition, where the effect of a requirement of the 1940 Act, reflected in any provision of this Agreement, is related by rules, regulation or order of the Commission, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

IN WITNESS WHEREOF, the Parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

PRUDENTIAL INVESTMENTS LLC

By: /s/ Scott E. Benjamin
Name: Scott E. Benjamin
Title: Executive Vice President

CORECOMMODITY MANAGEMENT, LLC

By: /s/ Adam De Chiara
Name: Adam De Chiara
Title: Co-President

SCHEDULE A

PRUDENTIAL INVESTMENT PORFOLIOS 3

As compensation for services provided by CoreCommodity Management, LLC (CoreCommodity), Prudential Investments LLC (the Manager) will pay CoreCommodity an advisory fee on the net asset value of the portion of the Fund’s portfolio that is managed by CoreCommodity that is equal, on an annualized basis, to the following:

Portfolio Name	Advisory Fee
Prudential Real Assets Fund	0.45% of average daily net assets (Fee applies only to the assets attributable to CoreCommodity)

Dated as of: September 17, 2013

MANAGEMENT OF THE SUBADVISER

Core Management, LLC

Core provides professional asset management services to investors seeking exposure to commodities. As of August 31, 2013, Core manages in excess of $5 billion in assets (measured at notional value for managed accounts and net asset value for pooled vehicles) in its commodity strategies on behalf of a global investor base of institutional investors.

Core is an investment adviser registered with the Securities and Exchange Commission, a Commodity Trading Advisor (CTA) and Commodity Pool Operator (CPO) registered with the Commodity Futures Trading Commission and a member of the National Futures Association.

Core’s address is The Metro Center, One Station Place, Three South, Stamford, CT 06902.

The table below lists the name, address, and position for Core’s principal executive officer and each director.

Name & Address	Position
Adam DeChiara	Co-President
Bradford Klein	Co-President

* The principal mailing address of each such person is The Metro Center, One Station Place, Three South, Stamford, CT 06902.

COMPARABLE FUNDS FOR WHICH CORE SERVES AS ADVISER AND/OR SUBADVISER

The following table lists certain information regarding comparable funds to which Core provides investment advisory services, other than the Fund.

Fund	Net Assets (as of 6/30/2013)	Fee Paid to Core
AST Academic Strategies Asset Allocation Portfolio	318,733,907*	$1,943,860**

*Subadviser manages a sleeve of the Fund, and the number shown represents the notional value of the sleeve.

**For most recently completed fiscal year.

SHAREHOLDER INFORMATION

As of November 1, 2013, the Trustees and officers of PIP 3, as a group, owned less than 1% of the outstanding shares of the Fund.

As of November 1, 2013, the owners, directly or indirectly, of more than 5% of the outstanding shares of any share class of the Fund were as follows:

Portfolio Name	Shareholder Name	Registration	Share Class	Shares/Percentage
To Come